SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K



                            CURRENT REPORT






                Pursuant to Section 13 or Section 15(d)
                of the Securities Exchange Act of 1934




                  Date of Report - February 23, 2004


                         CH ENERGY GROUP, INC.
        (Exact name of registrant as specified in its charter)


NEW YORK                          0-30512                14-1804460
------------------            -----------------      --------------------------
State or other                (Commission File                    (IRS Employer
Jurisdiction of                 Identification                          Number)
Incorporation number

284 South Avenue, Poughkeepsie, New York                             12601-4879
----------------------------------------                             ----------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (845) 452-2000

Item 5.           Other Events.

1. Election of Director. On February 23, 2004, Registrant elected Jeffrey D. Tranen to the CH Energy Group, Inc. Board of
         Directors, as described in the Press Release of the Registrant filed herewith as Exhibit 99(24).

         See Exhibit Index.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CH ENERGY GROUP, INC.
                                                     (Registrant)



                                 By:            /s/Donna S. Doyle
                                     ------------------------------------------
                                                  DONNA S. DOYLE
                                     Vice President - Accounting and Controller

Dated:  February 23, 2004

                                                             Exhibit Index

Exhibit No.
Regulation S-K
Item 601
Designation                      Exhibit Description
-----------                      -------------------

99(24) Press Release of CH Energy Group, Inc., issued February 23, 2004, announcing the appointment of Jeffrey D. Tranen to its Board of Directors.

                                                                Exhibit 99(24)


                                                             February 23, 2004
For Release:      Immediately
Contact:          Denise D. VanBuren (845) 471-8323

               Energy Industry Leader Elected to Board of CH Energy Group, Inc.

(POUGHKEEPSIE, NY) CH Energy Group, Inc. (NYSE:CHG) announced today the election of Jeffrey D. Tranen of New York City to its Board of Directors. Tranen served from 1993 to 1997 as President of the New England Power Company, a wholesale generation and transmission company with gross revenues of
$1.5 billion and 4,000 megawatts of electric load. He was President and C.E.O. of the California Independent System Operator from 1997 until 1999, and served, from 1999 to 2000, as President and Chief Operating Officer of Sithe Northeast, Inc., overseeing that firm's 8,000 megawatts of northeastern power plants.
    "CH Energy Group will benefit immensely from the broad depth of industry knowledge and perspective that Jeff brings to our Board," said Chairman
Paul J. Ganci. "As we seek investment opportunities both within our core businesses and in other energy-related enterprises, Jeff's extensive experience and knowledge will be especially helpful."
    Tranen is currently a Senior Vice President at Lexecon, Inc., a management consulting firm based in Cambridge, Mass. He also serves as a Director of both the Oglethorpe Power Corporation and the Doble Engineering Company. Tranen holds both master and bachelor degrees in Electrical Engineering from Massachusetts Institute of Technology, and he is a registered professional engineer.
    CH Energy Group, Inc. delivers energy and energy services to more than 420,000 customers in nine states. The regional energy firm, which is headquartered in Poughkeepsie, New York, is comprised of two primary subsidiaries: Central Hudson Gas & Electric Corporation and Central Hudson Enterprises Corporation.
    Central Hudson Gas & Electric is a regulated utility delivering natural gas and electricity in a 2,600-square-mile service territory extending from the suburbs of metropolitan New York City north to the Capital District at Albany. Its customers' overall electric bills are significantly below those of other utilities in New York state and the Northeast, especially for delivery prices.
    Central Hudson Enterprises Corporation includes business units that supply fuel oil, propane and motor fuels, and related energy services, to more than 85,000 customers in eight states and the District of Columbia. Primary subsidiaries Griffith Energy Services and SCASCO have a regional footprint that stretches from Connecticut to the Washington, D.C. metro area.
                                      # # #
Forward-Looking Statements
     Statements included in this news release that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to Registrants' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. Registrants undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.